NETWORK IMAGING CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN



    1. Purpose. The Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by employees of Network Imaging Corporation (the "Corporation") or any of its present or future subsidiaries (the "Subsidiaries") as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") so that such employees may increase their interest in the success of the Corporation and its Subsidiaries and so that they may be encouraged to remain in the employ of the Corporation or its Subsidiaries. It is the intention of the Corporation to have the Plan qualify as an Employee Stock Purchase Plan under
Section 423 of the Code.

    2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the "Committee"). The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall hold meetings at such times and places as it may determine and may hold telephonic Committee meetings. If the Committee consists of three or more members, the Committee shall select one of its members as Chairman. Acts by a majority of the Committee at a meeting at which a quorum is present shall be the valid acts of the Committee. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The interpretation and construction by the Committee of any provisions of the Plan shall be final. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3. Definitions.

        (a) "Compensation" shall mean regular straight-time gross earnings plus payments for overtime, shift premium, incentive compensation, bonuses and other special payments, such as, in the case of employees who are salespersons, sales commissions.

        (b) "Committee" shall mean the Committee referenced in Article 2, or if no such Committee has been designated, it shall mean the Board of Directors of the Corporation.

        (c) "Employee" shall mean any person (including officers, whether or not they are Directors) who is customarily employed on a full-time or part-time basis by the Corporation or its Subsidiaries and is regularly scheduled to work more than twenty (20) hours per week but excluding any employee customarily employed for not more than five months in any calendar year.

        (d) "Enrollment Period" shall mean the applicable time periods during which an employee will be allowed to become a participant under the Plan.

        (e) "Exercise Date" or "Purchase Date" shall mean the applicable date at the end of an Offering Period on which shares are purchased pursuant to an option issued under the Plan, which date shall be each Offering Termination Date.

        (f) "Fair Market Value" or "FMV" shall mean the average of the high and low market prices as reported on NASDAQ National Market System on a given trading day.

        (g) "Offering Commencement Date" shall mean the applicable date on which an Offering under the Plan commences pursuant to Article 6.

        (h) "Offering Termination Date" shall mean the applicable date on which an Offering under the Plan terminates pursuant to Article 6.

        (i) "Offering Period" shall mean the applicable time period during which an Offering under the Plan shall take place pursuant to Article 6.

        (j) "Purchase Price" shall mean 85% of the lower of: (a) the average of the high and low market prices as reported on NASDAQ National Market System on the Offering Commencement Date ("Option Price") and (b) the average of the high and low market prices as reported on NASDAQ on the Offering Termination Date, pursuant to Article 22.

        (k) "Trading Day" shall mean a day on which the National Association of Securities Dealers Automated Quotation (NASDAQ) System is open for trading.

    4. Eligibility. The persons who shall be eligible to participate in the Plan shall be all Employees of the Corporation or its Subsidiaries on a given Enrollment Date. No Participant shall be granted an option under the Plan if (i) immediately after the grant such Participant (or any other person whose stock would be attributed to such Participant pursuant to Section 424(d) of the Code) would own capital stock of the Corporation or any Subsidiary and/or hold outstanding options of any kind to purchase such stock possessing five percent (5%) or more of the capital stock of the Corporation or any Subsidiary or (ii) his or her rights to purchase stock under the Plan or any other employee stock purchase plan of the Corporation or any Subsidiary accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

    5. Stock. The stock subject to the options of the Plan shall be shares of the Corporation's authorized, but unissued or reacquired common stock (the "Common Stock").

        (a) The aggregate number of shares which may be issued under the Plan shall not exceed 400,000 shares of Common Stock. The limitation established by the preceding sentence shall be subject to adjustment as provided in
    Article 18 of the Plan. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner among the persons exercising options as shall be practicable and as it shall determine to be equitable.

        (b) The Participant will have no voting right or other interests in shares issuable upon exercise of any option held by such Participant until such option has been exercised.

        (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and the Participant's spouse.

    6. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 of each year, or on such other date as the Committee shall determine, and continuing thereafter until terminated in accordance with
Article 21 hereof. The duration of each Offering Period shall be six (6) months. The Committee shall have the power to change the duration of Offering Periods at its discretion (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be effective thereafter.

7. Participation.

        (a) An eligible Employee may become a Participant in the Plan by completing a Subscription Agreement authorizing payroll deductions on a form established by the Company from time to time which will be similar to Exhibit A to this Plan and filing it with the Corporation's Payroll Administrator during the applicable Enrollment Period.

        (b) Payroll deductions for a Participant shall commence on the first payday following the Offering Commencement Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Article 12 hereof.

8. Payroll Deductions.

        (a) At the time a Participant files his or her Subscription Agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) of his or her Compensation and not exceeding ten percent (10%) of his or her Compensation for such payroll period on each payday during the Offering Period.

        (b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account.

        (c) A Participant may discontinue his or her participation in the Plan as provided in Article 12 hereof.

        (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Article 9 hereof, a Participant's payroll deductions may be decreased to zero percent (0%) at such time during any Offering Period, which is scheduled to end during the current calendar year (the "Current Offering Period"), that the aggregate of all payroll deductions which were previously used to purchase Common Stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $25,000. Payroll deductions shall recommence as provided in such Participant's Subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Article 12 hereof.

        (e) At the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Corporation's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

    9. Grant of Option. On the Enrollment Date of each Offering Period, each Participant shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a maximum number of shares of Common Stock determined as follows: an amount equal to (a) that percentage of such Participant's Compensation as of the Enrollment Date which he has elected to have withheld (but not in any case in excess of ten percent (10%)) multiplied by (b) the Participant's annual Compensation as of the Enrollment Date (c) divided by the applicable percentage of the Purchase Price of the Common Stock on the Offering Commencement Date elected by the Participant at the commencement of each Offering Period pursuant to Article 22 hereof. No Participant shall be granted an option to purchase in excess of the maximum amount allowable pursuant to Section 423 of the IRS Code. Exercise of the option shall occur as provided in Article 10 hereof, unless the Participant has withdrawn pursuant to Article 12 hereof, and shall expire on the last day of the Offering Period.

    10. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Article 12 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price, as defined in Article 3, with the accumulated payroll deductions in his or her account (but not in excess of the number of shares for which options have been granted to the Participant pursuant to Article 9 hereof). No fractional shares will be purchased and any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Article 12 hereof. Any other monies left over in a Participant's account after the Exercise Date shall be returned to the Participant. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

    11. Delivery of Shares Purchased. All shares of Common Stock purchased pursuant to this Plan shall be held in a separate shareholder account ("Shareholder Account") maintained by such brokerage house, investment banking firm, commercial bank or other such similar institution as may be selected by the Committee. Each Shareholder Account shall be in the name of a Participant. Each Participant shall have all of the rights and privileges of a shareholder of the Corporation with respect to those shares purchased under the Plan and held in his or her Shareholder Account.

     12. Withdrawal; Termination of Employment.

        (a) A Participant may voluntarily withdraw all, but not less than all, the payroll deductions credited to his or her account, and not yet used to exercise his or her option under the Plan, at any time by giving written notice to the Corporation on a form established by the Corporation from time to time which will be similar to Exhibit B to this Plan. All of the Participant's payroll deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant's option for the Offering Period will be automatically terminated and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant voluntarily withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant completes and delivers to the Company a new Subscription Agreement.

        (b) Upon a Participant's ceasing to be an Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's account during the Offering Period, but not yet used to exercise the option, will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Article 14 hereof, and such Participant's option will be automatically terminated.

        (c) A Participant's withdrawal from an Offering Period (other than in the case of death) will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Corporation or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant voluntarily withdraws for so long as the Participant remains an Employee of the Corporation or its Subsidiaries.

    13. Interest. No interest shall be paid on the payroll deductions of a Participant in the Plan.

     14. Designation of Beneficiary.

        (a) A Participant may file with the Corporation's Payroll Administrator a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's accounts under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of any shares and/or cash in Participant's accounts.

        (b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Corporation's Payroll Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Corporation shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

    15. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Article 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Article 12 hereof.

    16. Application of Funds. The proceeds received by the Corporation from the sale of Common Stock issued pursuant to options will be used for general corporate purposes.

    17. Reports. Individual accounts will be maintained by the Corporation for each Participant in the Plan. Statements of account will be given to Participants after the termination of each Offering Period. Such statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and any remaining cash balance.

    18. Recapitalization. Subject to any required action by the shareholders of the Corporation, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation, so that the optionee's percentage of ownership of the total number of shares of Common Stock outstanding is neither increased nor decreased.

    Subject to any required action by the shareholders of the Corporation, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled.

    In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

    To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

    Except as hereinbefore expressly provided in this Article 18, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into or exchangeable or exercisable for shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

    The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate or sell, or transfer all or any part of its business or assets.

    19. Amendment of the Plan. The Committee of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to outstanding options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the Shareholders of the Corporation, no such revision or amendment shall increase the number of shares of Common Stock which may be issued pursuant to the Plan, materially increase the benefits accruing to Participants under the Plan, or otherwise materially modify the requirements for eligibility or the class of subsidiaries whose employees are eligible to participate.

    20. Notices. All notices or other communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in writing by the person designated by the Corporation for the receipt thereof.

    21. Term of Plan. Options may be granted pursuant to the Plan from time to time until such time as all shares of Common Stock available under the Plan as set forth in Article 5 have been made subject to an option grant. If any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the option may again be subject to an option under the Plan.

    22. Investment Purpose. Each option under the Plan shall be granted on the condition that the purchase of stock thereunder shall be for investment purposes and not with a view for resale or distribution. Participant agrees to receive shares carrying a six month holding period restriction. Participants may sell shares purchased under the Plan subject to compliance with any applicable governmental securities laws, provided, however, that because of certain governmental tax requirements, each Participant agrees by entering the Plan, to promptly give the Corporation notice of any such Common Stock disposed of within two years after the date of grant of the applicable option or one year from the date of exercise showing the number of such shares disposed of. The Participant assumes the risk of any market fluctuations in the price of the stock.

    23. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee and the Board of Directors, the members of the Committee and the Board of Directors shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, in which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence or intentional misconduct in the performance of his or her duties, provided that within sixty (60) days after institution of any such action, suit or proceeding such person shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

    24. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Corporation or its Subsidiaries, and it shall not be deemed to interfere in any way with the Corporation's or its Subsidiaries' right to terminate, or otherwise modify, an employee's employment at any time.

    25. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

    26. Approval of Stockholders; Effectiveness of Plan. The Plan is subject to the approval of the shareholders of the Corporation at their next annual meeting or at any special meeting of the shareholders for which one of the purposes of such a special meeting shall be to act upon the Plan.